Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Firepond, Inc. (the "Company") on Form 10-QSB for the three months ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, L. Bradlee Sheafe, President, and William P. Stelt, Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

No purchaser or seller of securities shall be entitled to rely upon the foregoing statement for any purpose, and the undersigned expressly disclaims any obligation to update the foregoing statement except as required by law.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Firepond, Inc.

Dated: May 15, 2008	By:	/s/L. Bradlee Sheafe
L. Bradlee Sheafe
President

	By:	/s/William P. Stelt
William P. Stelt
Chief Financial Officer